EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167356, 333-156425, 333-156424, 333-119143, 333-112332, 333-126025, 333-122188, 333-206298, and 333-218359) of Universal Health Services, Inc. of our report dated February 27, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA

February 27, 2019

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103

T: (267) 330 3000 , F: (267)330 3300, www.pwc.com/us